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The following is an English translation of a communication disseminated by On2 Technologies, Inc. on December 4, 2009 to its non-US employees in Finland concerning the tax treatment in Finland of restricted stock and stock options.

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4.12.09

ON2 INCENTIVE PLANS – GUIDELINE TO EMPLOYEES ON TAXATION IN FINLAND

Please find below a summary of the tax treatment of Restricted Stock and Stock Options regarding On2 employees in Finland. Please note that the below advice is a general guideline for On2 Technologies Finland Oy’s employees who are resident for tax purposes in Finland (unlimited tax liability) either at the moment stock options are granted to employees or when employees exercise the stock options, or at the moment when the vesting period for Restricted Stock has lapsed.

1. Taxation of incentive plans

Grant of Stock Options / Restricted Stock
Grant of stock option

The employee will not be taxed at the moment of grant.

Grant of restricted stock

Although some shareholder’s rights pass to the employee, the employee will not be taxed at the moment of grant. There is a risk of forfeiture (losing shares) in certain circumstances. In addition, the shares are held by an escrow agent until the end of vesting.

Exercise of Stock Options and lapse of vesting period for Restricted Stock and transfer of shares
Exercise of stock options

Taxation will take place at the moment of exercise, i.e., when the employee subscribes the shares or when the employee sells the stock options to a non-related party.

Taxable benefit is the fair market value of the share at the date of grant less any price paid for the shares. The benefit will be treated as taxable earned income for the employee in the year stock options are exercised.

If the stock options are sold, the taxable amount is the sale proceeds received for the stock options.

You have the following alternatives when you subscribe for the shares:

Member of Deloitte Touche Tohmatsu

1)    Hold the stock in your account

2)    Sell the shares (same-day-sale)

If you sell your shares immediately upon subscribing (same-day-sale), your taxable benefit equals the sale price of the shares less any price paid for the shares.

Please note that exercising stock options constitutes a taxable benefit to you immediately upon exercising regardless of whether you hold the shares in your account or sell them.

Lapse of vesting period for Restricted Stock and transfer of shares

Taxation takes place at the moment when the restriction period related to the restricted stock is lapsed and the shares are released by the escrow agent (i.e. when the restricted stock become vested). Taxable benefit is the fair market value of the shares at the date of vesting less any price paid for the shares.

Tax withholding
On2 Technologies Finland Oy is liable to withhold advance withholding tax when you subscribe for the shares or when you sell the stock options (exercise of stock option).

The tax withholding regarding the restricted stock will be processed when the restricted stock becomes vested.

Your taxable benefit from incentive plan is added to your monthly salary as a fringe benefit. Income tax due on the incentive plan benefit is withheld from your cash salary in the month following the exercise of stock options or the restricted stock becomes vested. The tax is withheld in accordance with the tax rates stated in your tax card. If your monthly cash salary does not cover the calculated amount of taxes, the taxable benefit is proportioned to equal portions for the remaining salary periods of the calendar year and income tax is withheld accordingly.

Example 1: Employee holds the stock (Stock option)
The following example concerns the tax withholding made on the exercise of stock options.

Example l (Note: stock prices used in the example are not actual)

Employee’s monthly salary is 3.500 Euros per month. The tax rate in his/her tax card is 35% up to 3.500 Euros per month, and 45% on the excess. The employee was granted 100 stock options. The fair market value of the share was 5 Euros at the date of exercise. The employee exercises all 100 stock options at the same time. His/her taxable benefit is 500 Euros (100 shares * 5 Euros)

If, for example, subscribing of the shares takes place in September, the taxable benefit is added in the employee’s monthly salary in October. The taxable benefit amounts to 500 Euros (= 100 shares * 5 Euros). Advance withholding tax in October’s payroll is as follows:

©2009 Deloitte & Touche Oy	2

€

Monthly cash salary:	3.500,00

Benefit:	500,00

Taxable income total:	4.000,00

Employee’s pension insurance (4,3% < 53 years; 5,4% > 53 years ) and unemployment insurance contribution (0,20%) on the monthly cash salary:	157,50

Tax withholding in accordance with the tax card (35%*3.500 + 45%*500):	1.450,00

Net cash salary payable:	1.892,50

Example 2: Employee sells the stock after the exercise, same-day-sale (stock option)
In the following example the employee exercises the stock options and sells the stock on the same day (same-day-sale).

Example 2 (Note: stock prices used in the example are not actual)

Employee’s monthly salary is 3.500 Euros per month. The tax rate in his/her tax card is 35% up to 3.500 Euros per month, and 45% on the excess. The employee was granted 100 stock options. The fair market value of the share was 5 Euros at the date of exercise. The employee exercises all 100 stock at the same time and sells the stock during the same day for a price of 500 Euros (5 Euros / share). The employee’s taxable benefit is 500 Euros (i.e. the sales proceeds)

If, for example, the stock is sold in September, the taxable benefit is added in the employee’s monthly salary in October. The taxable benefit amounts to 500 Euros. Advance withholding tax in October’s payroll is as follows:

€

Monthly cash salary:	3.500,00

Benefit:	500,00

Taxable income total:	4.000,00

Employee’s pension insurance (4,3% < 53 years; 5,4% > 53 years ) and unemployment insurance contribution (0,20%) on the monthly cash salary:	157,50

Tax withholding in accordance with the tax card (35%*3.500 + 45%*500):	1.450,00

Net cash salary payable:	1.892,50

©2009 Deloitte & Touche Oy	3

Example 3: Restricted Stock
The following example concerns the tax withholding made on the restricted stock.

Example 3 (Note: stock prices used in the example are not actual)

Employee’s monthly salary is 3.500 Euros per month. The tax rate in his/her tax card is 35% up to 3.500 Euros per month, and 45% on the excess. The employee was awarded 100 restricted stock and the stock become vested after a vesting period of one year. The fair market value of the share was 5 Euros at the date of vesting. The employee’s taxable benefit is 500 Euros (100 shares * 5 Euros).

If the restricted stock become vested, for example, in September, the taxable benefit is added in the employee’s monthly salary in October. The taxable benefit amounts to 500 Euros (= 100 shares * 5 Euros per share). Advance withholding tax in October’s payroll is as follows:

€

Monthly cash salary:	3.500,00

Benefit:	500,00

Taxable income total:	4.000,00

Employee’s pension insurance (4,3% < 53 years; 5,4% > 53 years ) and unemployment insurance contribution (0,20%) on the monthly cash salary:	157,50

Tax withholding in accordance with the tax card (35%*3.500 + 45%*500):	1.450,00

Net cash salary payable:	1.892,50

Supplementary tax payment
You can also voluntarily pay income tax due on your incentive plan benefit directly to the regional tax office. This is called a supplementary advance tax payment. If you pay supplementary advance tax payment on your incentive plan benefit, you should apply from the local tax office for a new tax card in which the benefit and the supplementary advance tax payment you paid has been taken into account. You should forward your new tax card to your employer’s payroll contact. Without the new tax card advance withholding tax due on your incentive plan benefit will be deducted from your monthly salary regardless of the supplementary advance tax paid.

©2009 Deloitte & Touche Oy	4

2. Employees statutory social insurance contributions

Statutory pension-, unemployment- and health insurance contributions
Stock option

Employee’s sickness insurance premium at a rate of 1,98% (in 2009) is due on your benefit. The employee’s sickness insurance premium is included in the tax rate stated in your tax card and is, therefore, withheld from your salary together with the advance withholding tax. Part of the sickness insurance payment (so called daily allowance payment of 0,70%) will not be due on the benefit. However, the exemption of this portion will be done only in your final taxation.

No statutory employee’s pension insurance and unemployment insurance contributions are payable on your benefit. As the benefit is not considered salary for pension purposes, it has no influence on your future pension.

Restricted stock

Employee’s sickness insurance premium at a rate of 1,98% (in 2009) is due on your benefit. The employee’s sickness insurance premium is included in the tax rate stated in your tax card and is, therefore, withheld from your salary together with the advance withholding tax. Part of the sickness insurance payment (so called daily allowance payment of 0,70%) will not be due on the benefit. However, the exemption of this portion will be done only in your final taxation.

No statutory employee’s pension insurance and unemployment insurance contributions are payable on your benefit. As the benefit is not considered salary for pension purposes, it has no influence on your future pension.

3. Taxation of dividends and sale of stocks

Dividends
Any dividends you receive on your shares are considered your taxable capital income. You must to declare your dividend income in your tax return for the year when you received the dividends.

In 2009, 30% of the dividend received is tax exempt. Taxable part of the dividend is taxed at the rate of 28% (in 2009).

A foreign tax (paid to the US on the dividends) credit at the maximum rate of 15% is granted upon request in the tax return. You should attach evidence of foreign taxes withheld from your dividends to the tax return.

Sale of stock
Stock Option and Restricted Stock

If you hold the stock acquired through the incentive plans in your account and sell them later, the gain will be taxed as your capital income at the rate of 28% (in 2009). The taxable gain is the difference between the sales price and the acquisition cost. The acquisition cost is the price you have paid on the shares and the amount of benefit taxed as your salary at the time of exercise for stock options and grant for restricted stock. In addition, actual sales costs may also be deducted from the sales price.

©2009 Deloitte & Touche Oy	5

Alternatively, instead of the actual acquisition costs, it is possible to use a hypothetical acquisition cost. A hypothetical acquisition cost is 40% of the sales price when you have owned the shares for at least 10 years and 20% of the sales price if the holding period is shorter than 10 years. No sales costs are deductible when using this method.

Any loss from the sale of shares can be deducted against other capital gains in the same year and the following three years.

You should declare the sale of shares in your tax return for the year of sale.

Example 4: Calculating a capital gain
Example 4 (Note: stock prices used in the example are not actual)

The employee has subscribed for 100 shares using stock options. The fair market value of the share on the exercise date was 5 Euros. Taxable benefit of 500 Euros was treated as salary upon exercise (see example 1 above) and processed through payroll.

The employee sells his/her shares three years later for 7,5 Euros per share. The broker’s fee for selling the stock is 20 Euros. The employee’s taxable capital gain is as follows:

€

Proceeds from the sale of shares (100*7,5):	750,00

The amount taxed as salary at exercise	500,00

Broker’s fee	20,00

Taxable capital gain:	230,00

Income tax payable by the employee (28%):	64,40

Alternatively, using the hypothetical acquisition cost in the above example would arrive at the taxable capital gain of 600 Euros (= 750 – (20%*750)). Therefore, using the actual acquisition cost as shown in the table above is more beneficial to the employee in this case.

©2009 Deloitte & Touche Oy	6

4. Net wealth taxation

Stock
Wealth tax has been abolished in Finland as of 2006. However, even though wealth tax is abolished, you are still required to declare the shares you hold at the end of a tax year (31 December) in your tax return.

5. Reporting requirements

Employee
On2 Technologies Finland Oy is liable to provide you with a salary statement at the year end. The benefit from the incentive plan is included in your employer’s salary statement.

On2 Technologies Finland Oy will also report your taxable benefit in the employer’s annual and monthly payroll summaries. The summaries are filed with the regional tax office.

You are required to report the taxable incentive benefit in your tax return.

Dividends received and sale of shares must be declared in the tax return.

©2009 Deloitte & Touche Oy	7

Deloitte Finland
In Finland, Deloitte & Touche Oy is the member firm of Deloitte Touche Tohmatsu, and services are provided by Deloitte & Touche Oy and its subsidiaries. In Finland Deloitte is among the nation’s leading professional services firms, providing audit, tax, consulting, and financial advisory services through 400 people in 6 cities. Known as an employer of choice for innovative human resources programs, it is dedicated to helping its clients and its people excel. For more information, please visit our website at www.deloitte.fi.

Global profile
Deloitte provides audit, tax, consulting, and financial advisory services to public and private clients spanning multiple industries. With a globally connected network of member firms in 140 countries, Deloitte brings world class capabilities and deep local expertise to help clients succeed wherever they operate. Deloitte’s 165,000 professionals are committed to becoming the standard of excellence.
Deloitte’s professionals are unified by a collaborative culture that fosters integrity, outstanding value to markets and clients, commitment to each other, and strength from diversity. They enjoy an environment of continuous learning, challenging experiences, and enriching career opportunities. Deloitte’s professionals are dedicated to strengthening corporate responsibility, building public trust, and making a positive impact in their communities.

© 2009 Deloitte & Touche Oy, Group of Companies.

©2009 Deloitte & Touche Oy	8

Additional Information and Where to Find It

Google has filed a Registration Statement with the SEC in connection with the proposed merger, which includes a Proxy Statement of On2 and also constitutes a Prospectus of Google. The definitive proxy statement/prospectus has been mailed to holders of On2 Common Stock identified as of October 20, 2009, which is the notice record date for the special meeting. The Registration Statement and the proxy statement/prospectus contain important information about Google, On2, the proposed merger and related matters. Investors and security holders are urged to read the Registration Statement and the proxy statement/prospectus (including all amendments and supplements to it) carefully. Investors and security holders may also obtain free copies of the Registration Statement and the proxy statement/prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663 or On2 Investor Relations at +1-518-881-4299. In addition, investors and security holders can obtain free copies of the documents filed with the SEC on Google’s website at investor.google.com and on On2’s website at www.on2.com.

Forward-Looking Statement

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. All statements included in this communication, other than statements of historical fact, that address activities, events or developments that On2 expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent On2’s reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause actual outcomes and/or On2’s financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe,” “expect,” “will,” “anticipate,” ‘should,” “plans” and other words of similar meaning. On2 cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from On2’s expectation. Risks and uncertainties include, among others: the extent to which On2 will continue to incur operating losses in the future; the risk that the conditions to merger set forth in the agreement and plan of merger will not be satisfied and the transaction will not be consummated; uncertainties as to the timing of the merger; uncertainties as to whether holders of On2 Common Stock will approve the merger proposal at the On2 special meeting; changes in On2’s business during the period between now and the effective time of the merger that could cause a condition to closing not to be satisfied; as well as other factors detailed in On2’s and Google’s filings with the SEC, including the definitive proxy statement/prospectus, and subsequent SEC filings.

Additional information concerning risk factors is contained from time to time in On2’s SEC filings. On2 expressly disclaims any obligation to update the information contained in this communication. The foregoing risks and uncertainties included herein are not exhaustive.